EXHIBIT 21.1
Significant Subsidiaries of
Tropicana Entertainment, LLC

State or Other Jurisdiction
	of Incorporation or	Names Under Which Subsidiary Does
Subsidiaries of the Registrant	Organization	Business
Tropicana Las Vegas Holdings, LLC	Delaware	N/A
Tropicana Las Vegas Resort & Casino, LLC	Delaware	N/A
Tropicana Enterprises	Nevada	N/A
Tropicana Real Estate Company, LLC	Nevada	N/A
Tropicana Development Company, LLC	Nevada	N/A
Greenville Riverboat, LLC	Mississippi	Lighthouse Point Casino
St. Louis Riverboat Entertainment, Inc.	Missouri	N/A
Columbia Properties Laughlin, LLC	Nevada	River Palms Resort and Casino
Columbia Properties Tahoe, LLC	Nevada	MontBleu Casino Resort Lake Tahoe
CP Baton Rouge Casino, L.L.C.	Louisiana	N/A
Argosy Louisiana, Inc.	Louisiana	N/A
Jazz Enterprises, Inc.	Louisiana	N/A
Centroplex Centre Convention Hotel, L.L.C.	Louisiana	Sheraton Baton Rouge
Catfish Queen Partnership in Commendam	Louisiana	Belle of Baton Rouge Casino
Tahoe Horizon, LLC	Delaware	Lake Tahoe Horizon Casino Resort
Aztar Corporation	Delaware	N/A
Aztar Indiana Gaming Corporation	Indiana	N/A
Aztar Riverboat Holding Company, LLC	Indiana	N/A
Aztar Missouri Gaming Corporation	Missouri	N/A
Aztar Indiana Gaming Company, LLC	Indiana	Casino Aztar Evansville
Aztar Development Corporation	Delaware	N/A
Ramada New Jersey Holdings Corporation	Delaware	N/A
Atlantic-Deauville Inc.	New Jersey	N/A
Adamar Garage Corporation	Delaware	N/A
Ramada New Jersey, Inc.	New Jersey	N/A
Adamar of New Jersey, Inc.	New Jersey	Tropicana Casino Resort Atlantic City

EXHIBIT 21.1
Significant Subsidiaries of
Tropicana Entertainment, LLC

State or Other Jurisdiction
	of Incorporation or	Names Under Which Subsidiary Does
Subsidiaries of the Registrant	Organization	Business
Adamar of Nevada	Nevada	N/A
Manchester Mall, Inc.	New Jersey	N/A
Hotel Ramada of Nevada	Nevada	Tropicana Casino Resort Las Vegas
Ramada Express, Inc.	Nevada	Ramada Express Casino and Resort

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